UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 13, 2008 (November 10, 2008)
Date of Report (Date of earliest event reported)

EXECUTE SPORTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-125868	30-0038070
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 West C Street, Suite 1300
San Diego, CA 92101
(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code:  (310) 515-8902

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):[  ]

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into a Material Definitive Agreement.

On November 10, 2008, Execute Sports, Inc. (the "Company") entered into a Letter Agreement (the "Agreement"), made effective as of November 7 2008, that appoints the Company as agent for Dutchess Private Equities Fund, Ltd. ("Dutchess") for the purpose of helping facilitate the liquidation of the inventory of Challenger Powerboats, Inc and subsidiaries (collectively, "Challenger"). Challenger filed under chapter 7 of the Unites States Bankruptcy law in April of 2008 and Dutchess, as senior secured creditor of Challenger, has taken possession of the Challenger inventory, which was abandoned by the bankruptcy Trustee in the Challenger case.

In order to facilitate the liquidation of the Challenger inventory, certain documentation must be provided to any acquirer of such inventory, including the issuance of a Manufacturer's Statement of Origin ("MSO") or Certificate of Statement of Origin ("CSO") for any boat that is purchased (or owned) and the transfer of title for any boat trailer that is purchased. The Company shall issue such documentation, subject to the conditions contained in the Agreement, on behalf of Dutchess who has appointed the Company in its capacity as attorney-in-fact for Challenger (pursuant to a security agreement between Dutchess and Challenger, dated September 30, 2007).

The Agreement also empowers the Company to transfer Sugar Sand boat trailer titles that were issued in the name of Challenger and acknowledges that all Sugar Sand inventory was also abandoned by the bankruptcy Trustee in the Challenger case and that the proceeds form any sale of Sugar Sand inventory shall be the property of the Company, subject to the first priority lien that Dutchess has against all of the Company's assets.

In exchange for entering into the Agreement and permitting Dutchess to keep the proceeds from the sale of two Sugar Sand powerboats totaling approximately $12,600, Dutchess agreed to (i) waive its right to repayment of that certain Convertible Debenture, and all interest accrued thereon, issued by the Company to Dutchess, original face value of $5.75 million, dated August 23, 2007, and (ii) forfeit its rights to any penalties or liquidated damages that have accrued through the Effective Date of the Agreement in connection with that certain convertible debenture issued by the Company to Dutchess, original face value of $1.9 million, dated May 15, 2006, provided however, that such forfeiture is subject to the Company having settled or resolved outstanding and/or threatened litigation existing as of the Effective Date of the Agreement to the satisfaction of Dutchess in its sole and absolute discretion.

A copy of the Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

Not Applicable.

(b) PRO FORMA FINANCIAL INFORMATION.

Not applicable.

(c) SHELL COMPANY TRANSACTIONS.

Not applicable.

(d) EXHIBITS.
Exhibit Number	Description
10.1	Letter Agreement dated as of November 7, 2008.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 13, 2008		EXECUTE SPORTS, INC.
	By:	/s/ James R. Arabia Chief Executive Officer